Exhibit 99.1

News Release

General Inquiries: (877) 847-0008
www.constellationenergypartners.com

Investor Contact: Charles C. Ward

      (877) 847-0009

Constellation Energy Partners Reports

Fourth Quarter and Full Year 2011 Results

•	Oil production increases in 2011, with additional growth in oil production forecast for 2012

•	Capital spending increase in 2012 forecast to target oil production

•	Company positioned to consider the reinstatement of a cash distribution to unitholders in 2012

HOUSTON—(BUSINESS WIRE)—Feb. 29, 2012—Constellation Energy Partners LLC (NYSE Amex: CEP) today reported fourth quarter and full year 2011 results.

The company produced 3,296 MMcfe during the fourth quarter, for average daily net production of 35.8 MMcfe for the quarter and 37.5 MMcfe for the full year 2011. Net oil production for the fourth quarter was 315 barrels per day, which represents an increase of approximately 81% compared to the fourth quarter of 2010. For the full year 2011, approximately 95% of the company’s production was natural gas and 5% of the company’s production was oil. During 2010, approximately 98% of the company’s production was natural gas and 2% of the company’s production was oil.

Revenue totaled $33.5 million for the fourth quarter 2011 and $105.2 million for the full year 2011. Included in total revenue for the full year 2011 is revenue from sales of $57.2 million, of which approximately 82% was from natural gas sales and 18% was from oil sales. The balance of the company’s full year 2011 total revenue came from hedge settlements ($82.7 million), services provided to third parties ($4.7 million), and losses on mark-to-market activities ($39.4 million), which is a non-cash item. During 2010, approximately 92% of the company’s sales revenue was from natural gas sales and 8% was from oil sales.

Operating costs, which include lease operating expenses, production taxes and general and administrative expenses, net of certain non-cash items, averaged $3.26 per Mcfe for the fourth quarter and $3.37 per Mcfe for the full year 2011, which is a 3% improvement compared to the $3.49 per Mcfe the company posted for operating costs for the full year 2010.

Adjusted EBITDA for the fourth quarter 2011 was $13.8 million, an improvement of 9% compared to the third quarter 2011. For the full year 2011, Adjusted EBITDA was $96.7 million, which includes $41.3 million in hedge settlements related to the hedge restructuring that the company announced in June 2011.

On a GAAP basis, the company recorded net income of $15.1 million for the fourth quarter 2011 and $19.6 million for the full year 2011.

The company completed 17 net wells and recompletions with total capital spending of $2.4 million during the fourth quarter 2011. The company’s full year 2011 capital spending totaled $11.3 million. For the full year, the company completed 84 net wells and recompletions, and there were 10 net wells and recompletions in progress at Dec. 31, 2011. Drilling activities in 2011 focused primarily on oil potential in the company’s existing asset base as well as capital efficient recompletions.

“When we reflect in the years to come about where we’ve been as a company,” said Stephen R. Brunner, President and Chief Executive Officer of Constellation Energy Partners, “I think we’ll talk about 2011 as an important transitional year. During the year, we reduced debt by more than 40%, reduced operating costs, improved our financial flexibility, and demonstrated that a more dynamic focus on the oil opportunities in our asset base is key to maintaining production and growing value. We intend to capitalize on the momentum developed in 2011 as we look to return value to unitholders in 2012 and over the longer term.”

Distribution Outlook

“Based on our 2011 successes, an available inventory of organic, capital efficient drilling opportunities, and our long-term forecast, we think we’re now able to return capital spending to maintenance levels. Accordingly, we believe that we have positioned the company to consider the reinstatement of a cash distribution to unitholders in 2012,” Brunner added. “We’re pleased to be in a position to reward the patience of our unitholders as we’ve worked to improve the company’s financial strength.”

All distributions are subject to approval by the company’s Board of Managers.

Liquidity Update

Borrowings outstanding under the company’s reserve-based credit facility currently total $98.4 million, leaving the company with $26.6 million in borrowing capacity at the company’s current borrowing base of $125.0 million. The company’s next semi-annual borrowing base redetermination by the lenders is expected in the second quarter 2012.

The company recorded $17.2 million in cash and equivalents as of Dec. 31, 2011.

Financial Outlook for 2012

The company forecasts capital spending of between $15.0 million and $19.0 million in 2012. Of this amount, $15.0 million is maintenance capital.

Net production is forecast to range between 13.3 and 14.1 Bcfe for 2012, with operating costs forecast to range between $42.5 million and $46.0 million for the year.

The company entered the year with approximately 6.9 Bcfe of its Mid-Continent natural gas production in 2012 hedged at an average price of $5.22 per Mcfe and an additional 2.0 Bcfe of its remaining natural gas production hedged at an average price of $5.75 per Mcfe. The company has also hedged approximately 83 thousand barrels of its 2012 oil production at an average price of $103.14 per barrel. The company’s 2012 hedges provide price certainty on approximately 69% of the company’s 2012 midpoint production forecast. The remainder of the company’s production for 2012 is subject to market conditions and pricing.

Additional detail on the company’s 2012 forecast can be found in the tables included with this news release.

Conference Call Information

The company will host a conference call at 8:30 a.m. (CST) on Wednesday, Feb. 29, 2012 to discuss fourth quarter and full year 2011 results.

To participate in the conference call, analysts, investors, media and the public in the U.S. may dial (800) 857-0653 shortly before 8:30 a.m. (CST). The international phone number is (773) 799-3268. The conference password is PARTNERS.

A replay will be available beginning approximately one hour after the end of the call by dialing (800) 835-3804 or (402) 280-1654 (international). A live audio webcast of the conference call, presentation slides and the earnings release will be available on Constellation Energy Partners’ Web site (www.constellationenergypartners.com) under the Investor Relations page. The call will also be recorded and archived on the site.

About the Company

Constellation Energy Partners LLC is a limited liability company focused on the acquisition, development and production of oil and natural gas properties, as well as related midstream assets.

SEC Filings

The company intends to file its 2011 Form 10-K on or about Feb. 29, 2012.

Non-GAAP Measures

We present Adjusted EBITDA in addition to our reported net income (loss) in accordance with GAAP. Adjusted EBITDA is a non-GAAP financial measure that is defined as net income (loss) adjusted by interest (income) expense, net; depreciation, depletion and amortization; write-off of deferred financing fees; asset impairments; accretion expense; (gain) loss on sale of assets; exploration costs; (gain) loss from equity investment; unit-based compensation programs; (gain) loss from mark-to-market activities; and unrealized (gain) loss on derivatives/hedge ineffectiveness.

Adjusted EBITDA is used as a quantitative standard by our management and by external users of our financial statements such as investors, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; and our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure. Adjusted EBITDA is not intended to represent cash flows for the period, nor is it presented as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These forward-looking statements are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this news release are not guarantees of future performance, and we cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our SEC filings and elsewhere in those filings. All forward-looking statements speak only as of the date of this news release. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Constellation Energy Partners LLC

Operating Statistics

	Three Months Ended Dec. 31,				Twelve Months Ended Dec. 31,
	2011		2010		2011		2010
Net Production:
Total production (MMcfe)	3,296		3,674		13,679		15,037
Average daily production (Mcfe/day)	35,826		39,935		37,477		41,197

Average Net Sales Price per Mcfe:
Net realized price, including hedges	$7.44	(a)	$6.86	(a)	$10.41	(a)	$7.06	(a)
Net realized price, excluding hedges	$4.02	(b)	$3.72	(b)	$4.37	(b)	$4.38	(b)

(a) Excludes impact of mark-to-market gains (losses) and net cost of sales.
(b) Excludes all hedges, the impact of mark-to-market gains (losses) and net cost of sales.

Net Wells Drilled and Completed	14		6		35		17
Net Recompletions	3		7		49		14
Developmental Dry Holes	—		—		1		—

Constellation Energy Partners LLC

Condensed Consolidated Statements of Operations

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2011	2010	2011	2010
	($ in thousands)		($ in thousands)
Oil and gas sales	$25,022	$25,734	$144,639	$108,692
Gain/(Loss) from mark-to-market activities	8,524	(9,751)	(39,422)	42,081

Total revenues	33,546	15,983	105,217	150,773

Operating expenses:
Lease operating expenses	6,630	7,153	27,949	30,798
Cost of sales	487	524	2,188	2,473
Production taxes	619	730	2,897	3,179
General and administrative	3,816	6,074	16,599	20,351
Exploration costs	—	29	131	760
(Gain)/Loss on sale of assets	(10)	(5)	19	(18)
Depreciation, depletion and amortization	4,518	5,665	22,139	85,263
Asset impairments	1,000	1,521	2,935	272,487
Accretion expense	227	205	907	822

Total operating expenses	17,287	21,896	75,764	416,115

Other expenses:
Interest (income) expense, net	1,186	815	10,116	11,953
Other (income) expense	(54)	25	(249)	(385)

Total expenses	18,419	22,736	85,631	427,683

Net income (loss)	$15,127	$(6,753)	$19,586	$(276,910)

Adjusted EBITDA	$13,841	$11,672	$96,596	$54,125

EPU—Basic	$0.62	$(0.28)	$0.81	$(11.36)
EPU—Basic Units Outstanding	24,253,033	24,420,284	24,273,491	24,370,545

EPU—Diluted	$0.62	$(0.28)	$0.81	$(11.36)
EPU—Diluted Units Outstanding	24,253,033	24,420,284	24,273,491	24,370,545

Constellation Energy Partners LLC

Condensed Consolidated Balance Sheets

	Dec. 31,	Dec. 31,
	2011	2010
	($ in thousands)
Current assets	$45,096	$53,091
Oil and Natural gas properties, net of accumulated depreciation, depletion and amortization	266,085	276,919
Other assets	23,125	54,367

Total assets	$334,306	$384,377

Current liabilities	$14,554	$14,533
Debt	98,400	165,000
Other long-term liabilities	14,432	13,024

Total liabilities	127,386	192,557
Class D Interests	—	6,667
Common members’ equity	201,483	174,233
Accumulated other comprehensive income	5,437	10,920

Total members’ equity	206,920	185,153

Total liabilities and members’ equity	$334,306	$384,377

Constellation Energy Partners LLC

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2011	2010	2011	2010
	($ in thousands)		($ in thousands)
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss) (3)	$15,127	$(6,753)	$19,586	$(276,910)
Add:
Interest (income) expense, net (3)	1,186	815	10,116	11,953
Depreciation, depletion and amortization	4,518	5,665	22,139	85,263
Asset impairments	1,000	1,521	2,935	272,487
Accretion expense	227	205	907	822
(Gain)/Loss on sale of assets	(10)	(5)	19	(18)
Exploration costs	—	29	131	760
Unit-based compensation programs	317	444	1,341	1,849
(Gain)/Loss from mark-to-market activities	(8,524)	9,751	39,422	(42,081)

Adjusted EBITDA (1),(2)	$13,841	$11,672	$96,596	$54,125

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2011	2010	2011	2010
	($ in thousands)		($ in thousands)
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss) (3)	$7,144	$(267,123)	$4,459	$(270,157)
Add:
Interest (income) expense, net (3)	3,002	3,695	8,930	11,138
Depreciation, depletion and amortization	5,863	26,175	17,621	79,598
Asset impairments	1,935	270,408	1,935	270,966
Accretion expense	228	205	680	617
(Gain)/Loss on sale of assets	8	—	29	(13)
Exploration costs	—	284	131	731
Unit-based compensation programs	310	375	1,024	1,405
(Gain)/Loss from mark-to-market activities	(5,819)	(21,100)	47,946	(51,832)

Adjusted EBITDA (1),(2)	$12,671	$12,919	$82,755	$42,453

(Con’t on the Next Page)

Constellation Energy Partners LLC

Reconciliation of Net Income (Loss) to Adjusted EBITDA (Con’t)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	($ in thousands)		($ in thousands)
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss) (3)	$2,467	$(21,092)	$(2,685)	$(3,034)
Add:
Interest (income) expense, net (3)	4,076	3,387	5,928	7,443
Depreciation, depletion and amortization	5,893	26,733	11,758	53,981
Accretion expense	226	205	452	412
(Gain)/Loss on sale of assets	14	(5)	21	(13)
Exploration costs	—	224	131	447
Unit-based compensation programs	341	593	714	1,030
(Gain)/Loss from mark-to-market activities	43,656	4,549	53,765	(30,732)

Adjusted EBITDA (1),(2)	$56,673	$14,594	$70,084	$29,534

(1)	Our Adjusted EBITDA should not be considered as an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Our Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We define Adjusted EBITDA as net income (loss) plus:

— interest (income) expense, net;

— depreciation, depletion and amortization;

— write-off of deferred financing fees;

— asset impairments;

— accretion expense;

— (gain) loss on sale of assets;

— exploration costs;

— (gain) loss from equity investment;

— unit-based compensation programs;

— (gain) loss from mark-to-market activities; and

— unrealized (gain) loss on derivatives/hedge ineffectiveness.

(2)	Results for the twelve months ended Dec. 31, 2011, nine months ended Sep. 30, 2011, and three months and six months ended June 30, 2011, include $41.3 million in hedge settlements related to the company’s June 2011 hedge restructuring.
(3)	As discussed in our 2011 Form 10-K, non-cash adjustments were made to our interest (income) expense, net during the three months ended Dec. 31, 2011 that were related to the three months ended June 30, 2011 and the three months ended Sep. 30, 2011, which also impacted our net income (loss) for those two periods.

Constellation Energy Partners LLC

2012 Forecast

Forecast Component		2012 Forecast
Total Capital Spending		$15.0MM - $19.0MM

Total Net Production		13.3 Bcfe - 14.1 Bcfe

Production Mix:	Mid-Con Oil	0.9 Bcfe (7% of Total)

	Total Natural Gas	12.8 Bcfe (93% of Total)

	Mid-Con Natural Gas	66% of Total Natural Gas

	Robinson’s Bend Natural Gas	34% of Total Natural Gas

Market Price:	Natural Gas (Henry Hub)	$3.24 per Mcfe

	Oil (WTI, Cushing)	$98.50 per Bbl

NYMEX/Basis Hedges	Mid-Con Natural Gas	6.9 Bcfe at $5.22 per Mcfe

NYMEX Only Hedges:	Other Natural Gas	2.0 Bcfe at $5.75 per Mcfe

	Mid-Con Oil	83 MBbl at $103.14 per Bbl

Hedges as a % of Total Net Production (Midpoint)		69%

Differentials:	Mid-Con Natural Gas (Basis to NYMEX)	($0.18) per Mcfe

	Mid-Con Oil (Marketing)	($2.50) per Bbl

	Mid-Con Natural Gas (Gathering)	($0.50) per Mcfe

Operating Costs (Blended):	LOE (1)	$1.84 per Mcfe

	Production Taxes	$0.20 per Mcfe

	G&A - Field Level (2)	$0.35 per Mcfe

	G&A - Corporate (2)	$0.84 per Mcfe

	Total	$42.5MM - $46.0MM

Margin from Third Party Sales/Services		$2.0MM - $3.0MM

Adjusted EBITDA (3)		$29.5MM - $31.5MM

Interest Expense (5.9% Effective Rate)		~ $5.8MM

Maintenance Capital		$15.0MM

(1)	Excludes exploration costs and unit-based compensation program expenses, which are non-cash items.
(2)	Excludes unit-based compensation program expenses, which is a non-cash item.
(3)	We are unable to reconcile our forecast range of Adjusted EBITDA to GAAP net income or operating income because we do not predict the future impact of adjustments to net income (loss), such as (gains) losses from mark-to-market activities and equity investments or asset impairments due to the difficulty of doing so, and we are unable to address the probable significance of the unavailable reconciliation, in significant part due to ranges in our forecast impacted by changes in oil and natural gas prices and reserves which affect certain reconciliation items.